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                                                                     EXHIBIT 3.8

                                    ARTICLE I

                                     OFFICES

     The principal office of the corporation in the State of Wisconsin shall be located in the City of Pewaukee, County of Waukesha. The corporation may have such other offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

     Section 1 - Annual Meeting.

     The annual meeting of the shareholders shall be held on the second Friday in the month of April in each year beginning with the year 1970, at the hour of 1:00 o'clock P.M., for the purposes of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the `State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     Section 2 - Special Meetings.

     Special meetings of the shareholders, for any purpose or purposes, may be called by the President or the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

     Section 3 - Place of Meeting.

     The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     Section 4 - Notice of Meeting.

     Written notice stating the place, day and hour of the meeting and, the purpose or purposes for which the meeting is called,. shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid.

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     Section 5 - Closing of Transfer Books or Fixing of Record Date.

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors, of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer book-s are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

     Section 6 - Voting Lists.

     The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     Section 7 - Quorum.

     A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 8 - Proxies.

     At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 9 - Voting of Shares.

     Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

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     Section 10 - Voting Company's Shares.

     Shares of the corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by this corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 11 - Shares in Other Corporation's Name.

     Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the secretary of this corporation, of the designation of some other person by the board of directors or the by-laws of such other corporation.

     Section 12 - Informal Action by Shareholders.

     Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1 - General Powers.

     The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 2 - Number, Tenure and Qualifications.

     The number of directors of the corporation shall be three(3). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

     Section 3 - Regular Meetings.

     A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

     Section 4 - Special Meetings.

     Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

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     Section 5 - Notice.

     Notice of any special meeting shall be given at least 4-8 hours previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need by specified in the notice or waiver of notice of such meeting.

     Section 6 - Quorum.

     A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 7 - Removal.

     Any director may be removed from office by the affirmative vote of a majority of the shares outstanding entitled to vote for the election of such director taken at a special meeting of shareholders called for that purpose.

     Section 8 - Vacancies.

     The Board of Directors may fill any vacancy in their board happening after any regular annual election or any vacancy created by an increase in the authorized number of directors until the next succeeding election, by the affirmative vote of a majority of the directors then in office, although less than a quorum.

     Section 9 - Compensation.

     The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee.

     Section 10 - Presumption of Assent.

     A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 11 - Committees.

     The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 2 of this Article III may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution, as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the

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Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board, of Directors of its activities as the Board of Directors may request.

                                   ARTICLE IV

                                    OFFICERS

     Section 1 - Number.

The principal officers of the corporation shall be a President, Vice-Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice-President.

     Section 2 - Election and Term of Office.

     The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3 - Removal.

     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

     Section 4 - Vacancies.

     A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

     Section 5 - President.

     The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall,' when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

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         Section 6 - The Vice-Presidents.

         In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may sign, with the Secretary or an Assistant Secretary certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 7 - The Secretary.

         The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 8 - The Treasurer.

         If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the `corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-laws; and
(b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 9 - Assistant Secretaries and Assistant Treasurers.

         The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         Section 10 - Salaries.

         The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

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                                    ARTICLE V

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         Section 1 - Contracts.

         The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

         Section 2 - Loans.

         No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         Section 3 - Checks, Drafts, etc.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

         Section 4 - Deposits.

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of the Board of Directors.

                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1 - Certificates for Shares.

         Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2 - Transfer of Shares.

         Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

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         Section 3 - Stock Regulations.

         The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer and registration of certificates representing share of the corporation.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.

                                   ARTICLE IX

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Wisconsin."

                                    ARTICLE X

                                   AMENDMENTS

         Section 1 - Board of Directors.

         The Board of Directors may from time to time, by vote of a majority of its members, adopt, amend or repeal any and all of the by-laws of this corporation except such by-laws as may have been adopted by the subscribers or Shareholders of this corporation.

         Section 2 - Shareholders.

         The Shareholders may from time to time, by vote of a majority, adopt, amend or repeal any and all of the by-laws of this corporation.

                       ARTICLE XI. OFFICERS AND DIRECTORS

             LIABILITY AND INDEMNITY; TRANSACTIONS WITH CORPORATION

         Section 1 - Definitions Applicable to Article XI.

                  (a) "Applicable Corporate Law" shall mean those statutes comprising the general corporation law of the jurisdiction in which the Corporation is incorporated, as amended from time to time.

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        (b)    "Breach of Duty" shall mean conduct of a Director or Officer constituting any one or more of the following:

               (1) A willful failure to deal fairly with the Corporation or its stockholders in connection with a matter in which the Director or Officer has a material conflict of interest.

               (2) A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful.

               (3) A transaction from which the Director or Officer derived an improper personal profit.

               (4)  Willful misconduct.

               (5) With respect to any matter or decision being considered by the Board of Directors or any other officer, such Director or Officer intentionally or recklessly;

                    (i) makes any untrue statement or disclosure to the Board or other Officer of known material information; or

                    (ii) omits to state or otherwise disclose to the Board or other Officer known material information necessary in order to make the information known to have been communicated to the Board or other Officer not misleading under the circumstances then existing; or

                    (iii) omits to state or otherwise disclose to the Board or other Officer known material information which is (or reasonably should be) known to the Director or Officer to be relevant to the matter or decision under consideration, regardless of whether or not such information is specifically requested by the Board or other Officer.

        (c) "Claim" means any threatened or asserted claim or cause of action involving actual or potential liability of a Director or Officer arising from any act or omission of such person alleged or determined to have been negligent, grossly negligent or intentionally tortious or to have violated any state or federal securities laws (including any rule or regulation thereunder) or the Employee Retirement Income Security Act of 1974 or any other foreign, federal, state or local law, rule or regulation which is asserted or brought by or in the right of the Corporation or by any governmental authority or any other person or entity.

        (d)    "Director or Officer" means any of the following:

               (1) A natural person who is or was: (i) a director (elected or appointed by the stockholders or Board of Directors); or (ii) an officer (elected or appointed by the Board of Directors) of the Corporation; or (iii) a Trustee.

               (2) A natural person who, while such a director or officer of the Corporation, is or was serving either pursuant to the Corporation's specific request or as a result of the nature of such person's duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

               (3) A natural person who, while such a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

               (4) Unless the context requires otherwise, the estate or personal representative of any such director, officer or Trustee.

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               This term is not intended to include any person who holds a position of title of Vice President or other apparent office without formal election or appointment by the Board of Directors.

               (e) "Disinterested Majority" shall mean a majority of the Board of Directors of the Corporation who are not Parties to the subject Proceeding or any related Proceeding.

               (f) "Expenses" includes all reasonable fees, costs, charges, disbursements, attorneys' fees and any other expenses incurred by a Director or Officer in connection with a Proceeding if such person was a Party because he or she is or was a Director or Officer.

               (g) "Liability" includes the obligation to pay any sums or perform any acts pursuant to a settlement, penalty, assessment, forfeiture, fine, or judgment, including (without limitation) any excise tax assessed with respect to any employee benefit plan, punitive damages, costs, and expenses.

               (h) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent to a Claim in a Proceeding.

               (i) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding of any kind, whether formal or informal, in which a Claim is or may be asserted against a Director or Officer or in which the Director or Officer is a witness.

   Section 2 - Director and Officer Liability Limitations.

               (a) No Director or Officer shall be liable to the Corporation, its shareholders or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director or Officer, regardless of whether constituting negligence or other tortious or otherwise culpable conduct, unless the person asserting liability proves that the breach or failure to perform constitutes a Breach of Duty or conduct for which the Director is liable under
Section 180.0828 of the Wisconsin Business Corporation Law. In addition to and not in limitation of the foregoing, no Director or Officer shall have any liability for acts or omissions constituting business judgment within the business judgment rule.

               (b) The provisions of this Section 2 shall not be exclusive of any other defenses such a Director or Officer may have with respect to any Claim asserting a Liability.

               (c) The Board of Directors (by majority vote or consent) may grant similar limitations on the Liability of any employee of the Corporation (relating to performance of his or duties as an employee) by written agreement with such employee executed by the President.

   Section 3 - Mandatory Indemnification.

               (a) Indemnification for Expenses. The Corporation shall indemnify a Director or Officer for all Expenses incurred (i) in the successful defense of any Claim (on the merits or otherwise) in a Proceeding and/or (ii) as a non-Party witness in any Proceeding.

               (b) Indemnification for Liability and Expenses. The Corporation shall indemnify a Director or Officer for all Liability and Expenses with respect to any Claim against such person in a Proceeding to which such person was a Party because he or she is or was a Director or Officer, unless such Liability and Expenses were incurred because the Director or Officer is determined to have engaged in conduct constituting a Breach of Duty.

               (c) Indemnification Exclusion for Collateral Sources. Notwithstanding the foregoing provision of this Section 3, indemnification shall not be required for any Liability or Expenses to the extent the same have been

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paid or are covered under any collectible insurance policy or are otherwise paid or reimbursed by any third party under a legal or contractual obligation to do so.

            (d) Reliance on Applicable Corporation Law or Bylaw. Without intending to limit the generality of the indemnification rights provided under subsections 3 (a) and (b) above, the Corporation shall indemnify a Director or Officer for all Liability and Expenses with respect to any Claim against such person in a Proceeding which is based, in whole or in part, on such person's reliance on the validity of any provision of the Applicable Corporation Law or these Bylaws, even though it is thereafter determined that such provision was invalid or otherwise could not have justifiably been relied upon.

         Section 4 - Procedural Requirements for Determination That Indemnification is Proper.

            (a) Written Request for Indemnification. A Director or Officer who seeks indemnification shall make a written request therefor to the Corporation, selecting a means for determining his or her right to indemnification as provided under subsection 4 (b) hereof.

            (b) Determination of Indemnification. Within 60 days of receipt by the Corporation of the Director's or Officer's request for indemnification, a determination shall be made as to whether or not the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty and, as a result, is or is not entitled to indemnification under this Article. Such determination shall be made:

                 (i) by majority vote of a Disinterested Majority if so designated by the Director or Officer seeking indemnification. If a Disinterested Majority cannot be obtained, the Director or Officer may designate that such determination be made by a majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors not at the time Parties to the same or related Proceedings. Directors who are Parties to the same or related Proceedings may participate in the designation of members of the committee;

                 (ii) by independent legal counsel if so designated by the Director or Officer; provided that such counsel shall be mutually selected by such Director or Officer and by a Disinterested Majority or, if a Disinterested Majority cannot be obtained, then by a majority vote of the Board of Directors, including Directors who are Parties to the same or related Proceedings;

                 (iii) by a panel of three arbitrators if so designated by the Director or Officer, which shall be selected from the panel of arbitrators of the American Arbitration Association in Milwaukee, Wisconsin; provided, that
(xx) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a Disinterested Majority or, if a Disinterested Majority cannot be obtained, then by a majority vote of the Board of Directors, including Directors who are Parties to the same or related Proceedings, and the third arbitrator shall be selected by the two previously selected arbitrators, and (yy) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules, except the fees of all arbitrators shall be shared equally by the Corporation and the Director or Officer; or

                 (iv) by a court if so designated by the Director or Officer, pursuant to and in accordance with the Applicable Corporation Law.

            The results and basis of the determination made hereunder shall be submitted in writing to the Corporation and the Director or Officer (the "Indemnity Decision").

            (c) No Presumption Created. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the requested amount of Liabilities and Expenses of the Director or Officer is not required.

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          (d)  Payment of Liabilities and Expenses; Waiver of Claims.

               (1) If it is determined that indemnification is required hereunder, the Corporation shall pay the Director or Officer the entire requested amount of Liabilities and Expenses (net of any Expenses previously advanced pursuant to Section 5), within 10 days of receipt of the Indemnity Decision, provided, that if it is determined that a Director or Officer is entitled to indemnification against Liabilities and Expenses incurred in connection with some Claims, but not as to others (such as if Claims are asserted to involve some conduct constituting a Breach of Duty and other conduct which does not), payment of the Liability and Expenses shall be apportioned by applying the following:

          If the Director or Officer sustains Liability for equal dollar amounts to a given party or person under two or more Claims arising from the same general conduct, transaction or series of events (even though divisible for purposes of establishing Liability), one of which would require indemnification and the other of which would not, it shall be conclusively presumed that the Liability and all Expenses related thereto were sustained and incurred solely with respect to the Claim for which indemnification is required; and if the Director or Officer sustains Liability and Expenses for different dollar amounts to a given party or person under two or more Claims arising from the same general conduct, transaction or series of events (even though divisible for purposes of establishing Liability), one of which would require indemnification and the other of which would not, it shall be conclusively presumed that the Liability for which indemnification is required is the sole Liability up to the dollar amount thereof (the "covered Liability") and the Liability for which indemnification is not required (the "Non-Covered Liability") is reduced by the amount of the Covered Liability (resulting in a "Net Non-Covered Liability") and the Expenses shall be apportioned on the basis of the respective amounts of the Covered Liability and the Net Non-Covered Liability such that the Director or Officer shall be entitled to indemnification for the Covered Liability and the apportioned Expenses attributable to such Covered Liability. The foregoing shall apply regardless of whether the Claim for the Non-Covered Liability and the resulting Expenses in defense thereof occurs prior to or following assertion of the Claim for the Covered Liability and regardless of the actual time, effort and Expenses involved in defense of the respective Claims.

               (2) The Corporation waives all right and claims against each Director and Officer for indemnification which may otherwise exist or arise under common law principles for Liabilities and/or Expenses incurred by the Corporation as a result of the negligence or alleged negligence of the Director or Officer, except in instances where such Liabilities and/or Expenses are incurred as a result of activities by the Director or Officer constituting a Breach of Duty.

          (e) Binding Effect. An Indemnity Decision finding that indemnification is required hereunder shall be binding upon the Corporation, unless unsupported by any credible or resulting from a clearly erroneous application of substantive law.

         Section 5 - Advancement of Expenses.

          (a) Procedure. Upon written request by a Director or Officer who is a non-Party witness or a Party to a Proceeding, the Corporation shall pay or reimburse from time to time prior to completion of such Proceeding his or her Expenses as incurred within 10 days after receipt of such request accompanied by: (i) an executed written certificate affirming the Director's or Officer's good faith belief that (s)he has not breached or failed to perform his or her duties to the Corporation by engaging in conduct constituting a Breach of Duty;
(ii) an executed written undertaking by the Director or Officer to repay any advances made under this Section if it is ultimately determined that the Director or Officer is not entitled to be indemnified by the Corporation; and
(iii) written evidence of the Expenses incurred.

          (b) Ability to Repay; Undertaking to be Unsecured. The undertaking provided in this Section shall be accepted by the Corporation without reference to the Directors' or Officers' ability to repay the allowance. The undertaking shall be unsecured and the Director or Officer shall not be required to pay interest on such amounts prior to a final determination that repayment is required.

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         Section 6 -  Right of Director or Officer to Bring Suit. If an
Indemnity Decision is not issued within the time specified or such Indemnity Decision finds that the Director or Officer is not entitled to indemnification or the Corporation fails to make prompt payment pursuant to an Indemnity Decision, or a request for an advancement of Expenses under Section 5 is refused, the Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid Liability and/or Expense. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement or Expenses pursuant to the terms of an undertaking, the Director or Officer shall be entitled to recover the expense of successfully prosecuting or defending such suit. If the Director or Officer engaged in conduct constituting a Breach of Duty, such fact: (i) shall be a defense to any claim for indemnification against the Corporation (except for advancement of Expenses prior to completion of a Proceeding); and (ii) shall entitle the Corporation to recover all Expenses advanced prior to completion of the Proceeding pursuant to the terms of the undertaking once such fact has been established or admitted by the Director or Officer.

         An Indemnity Decision finding that indemnification of the Director or Officer is not required shall not be binding on the Director or Officer and shall not create a presumption that the Director or Officer has engaged in conduct constituting a Breach of Duty. In any suit brought by the Director or Officer to enforce a right to indemnification or to an advancement of Expenses hereunder or as otherwise provided in the Applicable Corporation Law, or by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Director or Officer is not entitled to be indemnified, or to such advancement of Expenses, under this Article or otherwise shall be on the Corporation.

         Section 7 - Permissible Considerations. A Director or Officer, in the discharge of his or her duties to the Corporation and in making any decision or performing any other act in such capacity, is not limited to considering only the economic interests of shareholders in determining what is best for the Corporation, but may also consider the following: (a) the effects of the action on employees, suppliers and customers of the Corporation; (b) effects on the community in which the Corporation operates; and (c) any other factors the Director or Officer considers pertinent.

         Section 8 - Reliance by Directors or Officers. A Director or Officer (absent actual knowledge to the contrary) may rely in the discharge of his or her duties to the Corporation on information, opinions, reports or statements (any of which may be written or oral, formal or informal, including financial statements) and other financial data if prepared or presented by any of the following: (a) an Officer or employee of the Corporation whom the Director or Officer believes in good faith is reliable and competent as to the matters presented or as to which the Director or Officer has no compelling reason to believe is not reliable or competent; (b) legal counsel, public accountants or other persons as to matters the Director or Officer believes in good faith are within the person's professional or expert competence; and (c) information presented to the Board of Directors by any person, officer, employee or committee of the Board where it is believed in good faith the report merits confidence or where the Director or Officer has no compelling reason to believe it does not merit confidence.

         Section 9 - Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify such person for Liability or Expenses under this Article.

         Section 10 - Severability and Intent. If any provision of this Article shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article contravene public policy, this Article shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action, by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Applicable Corporation Law, and this Bylaw shall be liberally construed in order to fulfill this intent, and in no event shall a Director's or Officer's

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reliance on any of the provisions of this Article which may be held to be invalid, inoperative or in contravention of public policy render such conduct a Breach of Duty.

         Section 11 - Notice to the Corporation. A Director or Officer shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director or Officer hereunder unless the Corporation shall have been irreparably prejudiced by such failure.

         Section 12 - Indemnification and Allowance of Expenses of Certain
Others.

            (a) Employee of Authorized Agent. The Board of Directors may, in its sole and absolute discretion, by majority vote or consent, indemnify against Liabilities incurred by, and/or provide for the advance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such, even if such employee or agent is not a Director or Officer.

            (b) Indemnity Agreements. The Board of Directors, by majority vote or consent, may authorize the Corporation to enter written indemnity agreements with: (i) any Director or Officer of the Corporation, which may further expand the indemnification rights provided under these Bylaws or the Applicable Corporation Law; and (ii) any employee or agent of the Corporation, which may extend to such person the same, greater or lesser rights of indemnification and reliance as those afforded to Directors and Officers under this Article.

         Section 13 - Amendment. This Article may only be altered, amended or repealed by a vote of not less than two-thirds of the Corporation's outstanding Class A common stock entitled to vote; provided, however, that the Board of Directors may alter or amend this Article without such stockholder approval if any such alteration or amendment is (a) made in order to conform to any amendment or revision of the Applicable Corporation Law, which (i) expands or permits the expansion of a Director's or Officer's right to indemnification thereunder; (ii) limits or eliminates, or permits the limitation or elimination of, the liability of a Director or Officer; or (iii) is otherwise beneficial to the Directors and Officers or (b) an alteration or amendment which is otherwise deemed by the Board of Directors to be an immaterial modification. No amendment of this Article shall terminate, reduce or impair a Director's or Officer's rights to indemnification for any act, occurrence or event taking place prior to the effective date of such amendment and delivery of notice thereof to such Director or Officer, regardless of when any Claim relating thereto is actually asserted.

         Section 14 - Nonexclusivity of Article XI. The rights of a Director or Officer (or any other person) granted under this Article shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer (or such other person) may be entitled to under any written agreement, Board of Directors resolution, vote of shareholders of the Corporation or under the Applicable Corporation Law or otherwise. Nothing contained in this Article shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow expenses to a Director or Officer under the Applicable Corporation Law.

         Section 15 - Transactions with the Corporation. The Board of Directors may from time to time authorize transactions by Officers, Directors and employees with the Corporation, and may authorize lending money and granting credit of the Corporation to or for the use of such Officers, Directors and employees, providing that the Directors who vote for or assent to the making of a loan to an Officer or Director of the Corporation shall be jointly and severally liable to the Corporation for the amount of such loan until full repayment thereof, unless such Directors shall sustain the burden of proof that such loan was made for a proper business purpose.

         Any contract or other transaction between the Corporation and one or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director(s) at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction; and notwithstanding his or their participation in such action, if the

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fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve or ratify such contract or transaction by a vote of a majority of the Directors present, such interested Director or Directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.